Smartsheet Inc. Announces First Quarter Fiscal Year 2022 Results

•First quarter total revenue grew 37% year over year to $117.1 million
•First quarter calculated billings grew 48% year over year to $132.8 million
•First quarter net operating cash flow was negative $3.0 million, net free cash flow was negative $8.2 million

BELLEVUE, Wash. - June 2, 2021 - Smartsheet Inc. (NYSE: SMAR), the enterprise platform for dynamic work, today announced financial results for its first fiscal quarter ended April 30, 2021.

“We’re very pleased with our strong start to the year, bolstered by our continued traction in the enterprise,” said Mark Mader, President and CEO of Smartsheet. “These results demonstrate how no-code technologies like Smartsheet are becoming a critical part of the enterprise technology stack, enabling organizations to manage programs, processes, and projects at scale."

First Quarter Fiscal 2022 Financial Highlights

•Revenue: Total revenue was $117.1 million, an increase of 37% year over year. Subscription revenue was $108.0 million, an increase of 40% year over year. Professional services revenue was $9.1 million, an increase of 9% year over year.

•Operating Loss: GAAP operating loss was $38.4 million, or 33% of total revenue, compared to GAAP operating loss of $28.8 million, or 34% of total revenue, in the first quarter of fiscal 2021. Non-GAAP operating loss was $12.0 million, or 10% of total revenue, compared to non-GAAP operating loss of $13.6 million, or 16% of total revenue, in the first quarter of fiscal 2021.

•Net Loss: GAAP net loss was $37.1 million, compared to GAAP net loss of $27.8 million in the first quarter of fiscal 2021. GAAP net loss per share was $0.30, compared to GAAP net loss per share of $0.23 in the first quarter of fiscal 2021. Non-GAAP net loss was $10.7 million, compared to non-GAAP net loss of $12.5 million in the first quarter of fiscal 2021. Non-GAAP net loss per share was $0.09, compared to non-GAAP net loss per share of $0.11 in the first quarter of fiscal 2021.

•Cash Flow: Net operating cash flow was negative $3.0 million, compared to net operating cash flow of negative $24.3 million in the first quarter of fiscal 2021. Net free cash flow was negative $8.2 million, compared to negative $28.2 million in the first quarter of fiscal 2021.

First Quarter Fiscal 2022 Business Highlights

•The number of all customers with annualized contract values ("ACV") of $5,000 or more grew to 12,655, an increase of 32% year over year
•The number of all customers with ACV of $50,000 or more grew to 1,674, an increase of 61% year over year
•The number of all customers with ACV of $100,000 or more grew to 661, an increase of 69% year over year
•Average ACV per domain-based customer increased to $5,461, an increase of 41% year over year
•Dollar-based net retention rate was 125%

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Financial Outlook

For the second quarter of fiscal 2022, the Company currently expects:
•Total revenue of $125 million to $126 million, representing year-over-year growth of 37% to 38%
•Calculated billings of $133 million to $134 million, representing year-over-year growth of 37% to 38%
•Non-GAAP operating loss of $18 million to $16 million
•Non-GAAP net loss per share of $0.14 to $0.13, assuming basic and diluted weighted average shares outstanding of approximately 125 million
•Net free cash flow of negative $7 million to $5 million

For the full fiscal year 2022, the Company currently expects:
•Total revenue of $510 million to $515 million, representing year-over-year growth of 32% to 34%
•Calculated billings of $599 million to $604 million, representing year-over-year growth of 33% to 34%
•Non-GAAP operating loss of $55 million to $45 million
•Non-GAAP net loss per share of $0.44 to $0.36, assuming basic and diluted weighted average shares outstanding of approximately 125 million

We have not reconciled net free cash flow guidance to net cash from operating activities because we do not provide guidance on the reconciling items between net cash from operating activities and net free cash flow, due to the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our net free cash flow. Accordingly, a reconciliation of net cash from operating activities to net free cash flow guidance is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenue and deferred revenue, and guidance for revenue is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on June 2, 2021. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company's website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (877) 274-9243, or +1 (647) 689-5417 (outside of the US). The conference ID is 7295913. A replay of the call via webcast will be available at https://investors.smartsheet.com or by dialing (800) 585-8367 or +1 (416) 621-4642 (outside of the US). The dial-in replay will be available until the end of day on June 9, 2021. The webcast replay will be available for one year.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the second fiscal quarter ending July 31, 2021 and the full fiscal year ending January 31, 2022, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: the impact of the COVID-19 pandemic, our ability to achieve future growth and sustain our growth rate, our ability to attract and retain customers and increase sales to our customers, our ability to develop and release new products and services and to scale our platform, our ability to increase adoption of our platform through our self-service model, our ability to maintain and grow our relationships with strategic partners, the highly competitive and rapidly evolving market in which we participate, our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions, and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended April 30, 2021 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We define non-GAAP operating loss as GAAP operating loss excluding share-based compensation expense, amortization of acquisition-related intangible assets, and one-time costs associated with mergers and acquisitions. We define non-GAAP net loss as GAAP net loss excluding non-recurring income tax adjustments associated with mergers and acquisitions and the same exclusions that are used to derive non-GAAP operating loss. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of net free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software) and principal payments on finance lease obligations. We believe net free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Net free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of net free cash flow as compared to net cash from operating activities, including that net free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
We define calculated billings as total revenue plus the change in deferred revenue in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as an indicator of future subscription revenue.
Definitions of Business Metrics
Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date. We define domain-based customers as organizations with a unique email domain name.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or Prior Period ACV. We then calculate the ACV from these same customers as of the current period end, or Current Period ACV. Current Period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ACV by the total Prior Period ACV to arrive at the dollar-based net retention rate. Any ACV obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed.

About Smartsheet

Smartsheet (NYSE: SMAR) is the enterprise platform for dynamic work. By aligning people and technology so organizations can move faster and drive innovation, Smartsheet enables its millions of users to achieve more. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at
https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Revenue
Subscription	$108,013	$77,163
Professional services	9,069	8,324
Total revenue	117,082	85,487
Cost of revenue
Subscription	18,563	11,781
Professional services	8,009	6,660
Total cost of revenue	26,572	18,441
Gross profit	90,510	67,046
Operating expenses
Research and development	36,474	25,991
Sales and marketing	71,379	54,783
General and administrative	21,018	15,096
Total operating expenses	128,871	95,870
Loss from operations	(38,361)	(28,824)
Interest income	11	1,327
Other income (expense), net	1,327	(214)
Loss before income tax provision	(37,023)	(27,711)
Income tax provision	49	73
Net loss and comprehensive loss	$(37,072)	$(27,784)
Net loss per share, basic and diluted	$(0.30)	$(0.23)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	124,110	118,868

Share-based compensation expense included in the condensed consolidated statements of operations and comprehensive loss was as follows (in thousands, unaudited):

	Three Months Ended April 30,
	2021	2020

Cost of subscription revenue	$1,495	$895
Cost of professional services revenue	673	433
Research and development	8,307	5,128
Sales and marketing	8,656	5,105
General and administrative	4,728	2,856
Total share-based compensation expense*	$23,859	$14,417
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

SMARTSHEET INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	April 30, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$439,656	$442,200
Accounts receivable, net of allowances of $6,255 and $6,933, respectively	89,310	102,648
Prepaid expenses and other current assets	17,454	13,524
Total current assets	546,420	558,372
Restricted cash	18	18
Deferred commissions	66,669	60,529
Property and equipment, net	32,389	28,613
Operating lease right-of-use assets	77,590	81,081
Intangible assets, net	51,618	54,139
Goodwill	125,605	125,605
Other long-term assets	3,167	3,432
Total assets	$903,476	$911,789
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$2,832	$2,851
Accrued compensation and related benefits	35,780	47,861
Other accrued liabilities	11,704	17,263
Operating lease liabilities, current	17,381	17,059
Deferred revenue	238,691	222,689
Total current liabilities	306,388	307,723
Operating lease liabilities, non-current	68,698	71,925
Deferred revenue, non-current	976	1,308
Other long-term liabilities	3,904	3,904
Total liabilities	379,966	384,860
Shareholders’ equity
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of April 30, 2021 and January 31, 2021	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 124,610,729 shares issued and outstanding as of April 30, 2021; 500,000,000 shares authorized, 123,272,902 shares issued and outstanding as of January 31, 2021	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of April 30, 2021; 500,000,000 shares authorized, no shares issued and outstanding as of January 31, 2021	—	—
Additional paid-in capital	932,019	898,366
Accumulated deficit	(408,509)	(371,437)
Total shareholders’ equity	523,510	526,929
Total liabilities and shareholders’ equity	$903,476	$911,789

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Cash flows from operating activities
Net loss	$(37,072)	$(27,784)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	23,717	14,362
Depreciation and amortization of property and equipment	2,271	2,988
Amortization of deferred commission costs	9,201	6,719
Unrealized foreign currency (gain) loss	(319)	97
Amortization of intangible assets	2,521	849
Non-cash operating lease costs	3,491	2,736
Changes in operating assets and liabilities:
Accounts receivable	13,357	7,442
Prepaid expenses and other current assets	(3,634)	(2,213)
Other long-term assets	199	(804)
Accounts payable	(1,072)	(1,996)
Other accrued liabilities	(5,480)	(1,853)
Accrued compensation and related benefits	(7,465)	(19,861)
Deferred commissions	(15,341)	(8,321)
Other long-term liabilities	—	1,531
Deferred revenue	15,670	4,405
Operating lease liabilities	(3,005)	(2,582)
Net cash used in operating activities	(2,961)	(24,285)
Cash flows from investing activities
Proceeds from early termination of short-term investments	—	50,532
Purchases of property and equipment	(3,220)	(1,018)
Capitalized internal-use software development costs	(2,017)	(2,244)
Net cash provided by (used in) investing activities	(5,237)	47,270
Cash flows from financing activities
Payments on principal of finance leases	—	(680)
Payments of deferred offerings costs	—	(59)
Proceeds from exercise of stock options	3,403	3,467
Shares withheld related to net share settlement of restricted stock units	(2,763)	(969)
Proceeds from Employee Stock Purchase Plan	4,687	3,614
Net cash provided by financing activities	5,327	5,373
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	447	(249)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(2,424)	28,109
Beginning of period	442,348	516,789
End of period	$439,924	$544,898

Supplemental disclosures
Cash paid for interest	$—	$46
Cash paid for income taxes	27	14
Right-of-use assets obtained in exchange for new operating lease liabilities	—	13,076
Accrued purchases of property and equipment (including internal-use software)	1,505	709
Share-based compensation expense capitalized in internal-use software development costs	384	350

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss and operating margin

	Three Months Ended April 30,
	2021	2020

	(dollars in thousands)
Loss from operations	$(38,361)	$(28,824)
Add:
Share-based compensation expense*	23,859	14,417
Amortization of acquisition-related intangible assets	2,517	845
One-time acquisition costs	17	8
Non-GAAP operating loss	$(11,968)	$(13,554)

Operating margin	(33)%	(34)%
Non-GAAP operating margin	(10)%	(16)%
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

Reconciliation from GAAP to non-GAAP net loss

	Three Months Ended April 30,
	2021	2020

	(in thousands)
Net loss	$(37,072)	$(27,784)
Add:
Share-based compensation expense*	23,859	14,417
Amortization of acquisition-related intangible assets	2,517	845
One-time acquisition costs	17	8
Non-GAAP net loss	$(10,679)	$(12,514)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

Anti-dilutive shares (in thousands)

	April 30,
	2021	2020
Shares subject to outstanding common stock awards	12,050	13,673
Shares issuable pursuant to the 2018 Employee Stock Purchase Plan	54	50
Total potentially dilutive shares	12,104	13,723

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from net operating cash flow to net free cash flow

	Three Months Ended April 30,
	2021	2020

	(in thousands)
Net cash provided by (used in) operating activities	$(2,961)	$(24,285)
Less:
Purchases of property and equipment	(3,220)	(1,018)
Capitalized internal-use software development costs	(2,017)	(2,244)
Payments on principal of finance leases	—	(680)
Free cash flow	$(8,198)	$(28,227)

Reconciliation from revenue to calculated billings

	Three Months Ended April 30,
	2021	2020

	(in thousands)
Total revenue	$117,082	$85,487
Add:
Deferred revenue (end of period)	239,667	163,214
Less:
Deferred revenue (beginning of period)	223,997	158,809
Calculated billings	$132,752	$89,892

Reconciliation from GAAP to non-GAAP operating loss guidance

	Q2 FY 2022		FY 2022
	Low	High	Low	High

	(in millions)
Loss from operations	$(54.5)	$(52.5)	$(196.1)	$(186.1)
Add:
Share-based compensation expense*	34.0	34.0	131.0	131.0
Amortization of acquisition-related intangible assets	2.5	2.5	10.1	10.1
Non-GAAP operating loss	$(18.0)	$(16.0)	$(55.0)	$(45.0)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP net loss guidance

	Q2 FY 2022		FY 2022
	Low	High	Low	High

	(in millions)
Net loss	$(54.5)	$(52.5)	$(196.1)	$(186.1)
Add:
Share-based compensation expense*	34.0	34.0	131.0	131.0
Amortization of acquisition-related intangible assets	2.5	2.5	10.1	10.1
Non-GAAP net loss	$(18.0)	$(16.0)	$(55.0)	$(45.0)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

Source: Smartsheet Inc.

Smartsheet Inc.
Investor Relations Contact
Aaron Turner
investorrelations@smartsheet.com

Media Contact
Chrissy Vaughn
pr@smartsheet.com